EXHIBIT 10.4
SOI HOLDINGS, INC. 2005 OMNIBUS PLAN
AMENDED AND RESTATED NONQUALIFIED COMMON STOCK OPTION
AGREEMENT
     THIS AMENDED AND RESTATED COMMON STOCK OPTION AGREEMENT (the “Agreement”), dated as of                                , 2007, is made by and between SOI Holdings, Inc., a Delaware corporation (the “Company”), and                      (the “Participant”).
     WHEREAS, the Company has adopted the SOI Holdings, Inc. 2005 Omnibus Plan (the “Plan”), pursuant to which options may be granted to purchase shares of the Company’s common stock, par value, $0.01 per share (“Common Stock”); and
     WHEREAS, effective as of August 15, 2005, (the “Date of Grant”) the Company and the Participant entered into that certain Nonqualified Common Stock Option Agreement (the “Original Agreement”) pursuant to which the Company granted the Participant an option to purchase                      shares of Common Stock; and
     WHEREAS, the Company and the Participant have determined to amended and restate the terms and conditions of the Original Agreement as set forth herein;
     NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
          1. Grant of Option.
               Grant. The Company hereby confirms the grant to the Participant, as of the Date of Grant, of an option (the “Option”) to purchase            shares of Common Stock (such shares of Common Stock, the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. This Option is not intended to be an Incentive Stock Option.
          2. Incorporation by Reference, Etc.
               The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.
          3. Terms and Conditions
               (a) Option Price. The price at which the Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of this Option shall be $0.74 per share.

               (b) Expiration Date. Subject to Section 3(d) hereof, the Option shall expire at 11:59 p.m. Eastern Time on the day immediately preceding the tenth anniversary of the Date of Grant.
               (c) Exercisability of the Option.
               (i) The exercise of the Option shall be subject to the Participant’s having executed (if he or she is not already a party thereto) the Stockholders Agreement by and among the Company, Trumpet Investors L.P., a Delaware limited partnership, Trumpet SBIC Partners, L.P., a Delaware Limited partnership, Regions Bank, a bank chartered under the laws of the State of Alabama and the stockholders who are party thereto, dated as of August 3, 2005 (the “Stockholders Agreement”).
               (ii) Except as may otherwise be provided herein, pursuant to the terms of the Original Agreement: (i) as of the date of this Agreement, the Option is vested and exercisable as to            of the Option Shares and (ii) the Option was scheduled to vest and become exercisable with respect to the remaining            Option Shares,            on August 15, 2007 and            on August 15, 2008 (the “Original Vesting Schedule”). For the purposes of this Agreement, the term “Accelerated Vested Option Share” shall include any Option Share with respect to which the vesting was accelerated by this Agreement ahead of the Original Vesting Schedule; provided that each such Option Share shall no longer be an Accelerated Vested Option Share upon the date that such Option Share would have vested in accordance with the Original Vesting Schedule. As of the date of this Agreement the Option is vested and exercisable as to all of the Option Shares.
               (iii) The Option may be exercised only by written notice, substantially in the form attached hereto as Exhibit A (or a successor form provided by the Committee) delivered in person or by mail in accordance with Section 6(a) hereof and accompanied by payment therefor. The purchase price of the Option Shares shall be paid by the Participant to the Company (A) by certified check, (B) by transferring to the Company shares of Common Stock as described in Section 7(b) of the Plan, (C) following an initial public offering by the Company of shares of Common Stock registered under the Securities Act of 1933, as amended (an “Initial Offering”), by a “cashless exercise” procedure if and in the manner approved by the Committee or (D) by any other method approved by the Committee in writing. If requested by the Committee, the Participant shall promptly deliver his copy of this Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and promptly return such Agreement to the Participant. The Option may be exercised only for whole shares.
               (d) Termination of Option. In the event of a termination of Participant’s employment with the Company, the Option shall remain exercisable by the Participant, provided, that such Option shall expire upon the earliest to occur of (i) the tenth anniversary of the Date of Grant, (ii) the date of the termination of the Participant’s employment with the Company and its Affiliates either (x) by the Company with “Cause” or (y) by the Participant other than for “Good Reason” (iii) the date sixty (60) days following the date of termination of the Participant’s employment with the Company and its Affiliates by the Company without Cause or by the Participant for Good Reason; (iv) the first anniversary of the termination of the Participant’s employment with the Company and its Affiliates (A) by reason of the Participant’s death, or (B) by the Company on account of Disability; or (v) as otherwise described in Section 12 of the Plan.
          “Cause” shall be deemed to occur at the time the Company gives written notice to the Participant that Participant has participated in any of the following conduct while an employee of the Company: (1) willful and knowing dishonesty in communication of any kind on any material subject for any purpose either to the Company or to any person or entity for or on behalf of the Company; (2) theft, embezzlement, false entries on records, misapplication of funds or property, misappropriation of any asset, and conduct resulting in conversion of any kind, or any actual or constructive fraud; (3) imparting confidential information in violation of the Company’s policies; (4) gross neglect of duty or willful refusal to perform his duties of employment at the Company; (5) conduct involving moral turpitude which results in public disgrace for which there is probable cause to believe that, if criminally prosecuted, such conduct would be adjudged felonious; or (6) receiving, while an employee of the Company, compensation, income, or a future interest in or future entitlement to compensation, or income from any person or entity who or which is engaged in the same or substantially the same business as the Company in the same product, service or geographical market, except stock dividends and/or gains from passive investments in financial institutions or professional employer organizations by Participant made in the ordinary course of business, as part of the Participant’s investment portfolio.
          “Good Reason” shall mean: (1) any reduction in Participant’s base salary or target bonus opportunity; or (2) any material reduction in benefits to which Participant shall be entitled under the plans and programs of the Company (unless such reduction is equally applicable to all executives of the Company at the same level as Participant).
          “Disability” shall mean the Participant’s inability, by reason of mental or physical impairment, to perform the essential functions of his position with the Company, with or without reasonable accommodation, for a period of twelve (12) consecutive work weeks, or for intermittent periods totaling in the aggregate, more than twelve (12) work weeks in any twelve (12) month period.
               (e) Compliance with Legal Requirements. The granting and exercising of the Option, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Option Shares as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Shares in compliance with applicable laws, rules and regulations (in addition to those representations required pursuant to Section 5).
               (f) Company Call Option. Any Option Shares purchased by the Participant through the exercise of the Option shall be subject to the Company’s Call Option as follows:
               (i) Other than as set forth in the second sentence of Section 3(f)(vii), upon and following the termination of the Participant’s employment with the

Company for any reason (or no reason), the Company shall have the right and option (the “Call Option”), but not the obligation, to purchase from the Participant (or his estate or permitted transferees) any or all of the Option Shares (whether purchased pursuant to the exercise of the Option prior to, on or following such termination or of employment). The purchase price (the “Call Price”) of the Option Shares subject to purchase under this provision (the “Called Shares”) shall be (x) in the case of a termination of the Participant’s employment by the Company for Cause, the lower of the purchase price of such Called Shares, or the Fair Market Value of such Called Shares on the date of the applicable “Call Notice” (as defined below) and (y) in the case of any other termination of employment, the Fair Market Value of such Called Shares on the date of the applicable Call Notice. Notwithstanding the foregoing, if within three years of the Date of Grant, the Participant’s employment with the Company is terminated, other than: (A) by the Participant for Good Reason, (B) by the Company on account of Disability, or (C) by reason of the Participant’s death, (x) the purchase price of any Called Shares that are Accelerated Vested Option Shares on the date of the Call Notice shall be the lower of the purchase price of such Called Shares, or the Fair Market Value of such Called Shares on the date of the applicable Call Notice and (y) the Participant shall be obligated to repay the Company the aggregate amount of any dividends or distributions paid to the Participant on any of the Called Shares that are Accelerated Vested Option Shares as of the date of the Call Notice.
If the Company’s Call Option is for less than all of the Option Shares then outstanding and if any Accelerated Vested Option Shares are outstanding on the date of the Company’s Call Notice, the Company’s Call Option shall first be applied with respect to Option Shares that are Accelerated Vested Option Shares.
               (ii) The Company may exercise the Call Option by delivering or mailing to the Participant (or to his estate, if applicable), in accordance with Section 6(a) of this Agreement, written notice of exercise (a “Call Notice”). The Call Notice shall specify the date thereof, the number of Called Shares and the Call Price.
               (iii) Within ten (10) days after his receipt of the Call Notice, the Participant (or his estate) shall tender to the Company, at its principal office the certificate or certificates representing the Called Shares, duly endorsed in blank by the Participant (or his estate) or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such shares to the Company. Upon its receipt of such shares, the Company shall pay to the Participant the aggregate Call Price therefor, in cash.
               (iv) The Company will be entitled to receive customary representations and warranties from the Participant regarding the sale of the Called Shares pursuant to the exercise of the Call Option as may reasonably requested by the Company, including but not limited to the representation that the Participant has good and marketable title to the Called Shares to be transferred free and clear of all liens, claims and other encumbrances.
               (v) If the Company delivers a Call Notice, then from and after the time of delivery of the Call Notice, the Participant shall no longer have any rights as a holder of the Called Shares subject thereto (other than the right to receive payment of the

Call Price as described above), and such Called Shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company shall be deemed to be the owner and holder of such Called Shares.
               (vi) Any Option Shares as to which the Call Option is not exercised will remain subject to all terms and conditions of this Agreement, including the continuation of the Company’s right to exercise the Call Option.
               (vii) This Section 3(f) is in addition to, and not in lieu of, any rights and obligations of the Participant and the Company in respect of the Option Shares contained in the Stockholders Agreement. Notwithstanding the above, this Section 3(f) shall be ineffective as to each Option Share on and following an Initial Offering or any other event which causes the Common Stock, or other securities for which all or substantially all of the Common Stock may have been exchanged, to be or become listed for trading on or over an established securities market or established trading system.
               (viii) Notwithstanding anything in the Plan to the contrary, solely for purposes of this Section 3(f), the term “Fair Market Value” shall have the meaning that such term is given in the Stockholders Agreement.
               (g) Drag-Along Right. The Option shall be subject to the drag along rights of the “Drag-Along Rightholders” (as that term is defined in the Stockholders Agreement) to the same extend as if the Option were “Common Stock Equivalents” (as that term is defined in the Stockholders Agreement).
               (h) Transferability. The Option shall not be transferable by the Participant other than by will or the laws of descent and distribution.
               (i) Rights as Stockholder. The Participants shall not be deemed for any purpose to be the owner of any Common Stock subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Participant shall have executed the Stockholders Agreement, (iii) the Company shall have issued and delivered to the Participant the Option Shares, and (iv) the Participant’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company.
               (j) Tax Withholding. Prior to the delivery of a certificate or certificates representing the Option Shares, the Participant must pay in the form of a certified check to the Company any such additional amounts as the Company determines that it is required to withhold under applicable federal, state or local tax laws in respect of the exercise or the transfer of Option Shares; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in Section 11(d) of the Plan.
          4. Restrictive Legend. Unless otherwise determined by the Company, all certificates representing Stock shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:
THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON

TRANSFER AND AN OPTION TO PURCHASE SET FORTH IN THE SOI HOLDINGS, INC. 2005 OMNIBUS PLAN, A CERTAIN STOCK OPTION AGREEMENT BETWEEN SOI HOLDINGS, INC. AN THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST) AND A STOCKHOLDERS AGREEMENT TO WHICH SOI HOLDINGS, INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST) ARE PARTIES, WHICH AGREEMENTS ARE BINDING UPON ANY AND ALL OWNERS OF ANY INTEREST IN SAID SHARES. SAID PLAN AND AGREEMENTS ARE AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF SOI HOLDINGS, INC. AND COPIES THEREOF WILL BE FURNISHED WITHOUT CHARGE TO ANY OWNER OF SAID SHARES UPON REQUEST.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS SOI HOLDINGS, INC. HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO IT, TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.
          5. Securities Laws. As a condition to the exercise of the Option, unless otherwise determined by the Company, the Participant will be required to represent, warrant and covenant as follows:
               (a) The Participant is acquiring the Option Shares for his own account and not with a view to, or for sale in connection with, any distribution of the Option Shares in violation of the Securities Act of 1933, as amended, or any rule or regulation under the Securities Act or in violation of any applicable state securities law.
               (b) The Participant has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.
               (c) The Participant has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in acquiring the Option Shares and to make an informed investment decision with respect to such investment.

               (d) The Participant can afford the complete loss of the value of the Option Shares and is able to bear the economic risk of holding such Option Shares for an indefinite period.
               (e) The Participant understands that (i) the Option Shares have not been registered under the Securities Act and constitute “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Option Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to the Option Shares and there is no commitment on the part of the Company to make any such filing.
               (f) In addition, upon the exercise of any Option, and as a condition thereof, Participant will make or enter into such other written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
          6. Miscellaneous.
               (a) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:
if to the Company:
SOI Holdings, Inc.
110 East 59th Street
New York, NY 10022
Facsimile: (212) 371-7597
Attention: Marc A. Utay
with a copy to:
Duane Morris LLP
30 South 17th Street
Philadelphia, PA 19103
Facsimile: (215) 979-1020
Attention: David C. Toner
If to the Participant, to the last known address of the Participant on file with the Company.
               All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.
               (b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this

Agreement, and each other provision of this Agreement shall be severable, and enforceable to the extent permitted by law.
               (c) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company of its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.
               (d) Bound by Plan. By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
               (e) Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
               (f) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
               (g) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.
               (h) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.
               (i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
               (j) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto where upon the same instrument.
[Remainder of page intentionally left blank; signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

SOI HOLDINGS, INC.
By:
Name:
Title:

[Signature Page to Nonqualified Common Stock Option Agreement]

Exhibit A
NOTICE OF OPTION EXERCISE
PURSUANT TO THE SOI HOLDINGS, INC. 2005 OMNIBUS PLAN
     To exercise your option to purchase shares of SOI Holdings, Inc. (the “Company”) Common Stock (“Shares”), please fill out this form and return it to the Corporate Secretary of the Company, together with either a certified check in the amount of the exercise price due, which is the product of the number of Shares with respect to which you are exercising the Option and the per share exercise price of $[ ], or shares of Common Stock with a fair market value (as confirmed by the Company) equal to the exercise price due. You are not required to exercise your option with respect to all Shares thereunder. You also must include, as applicable, either a certified check in the amount of any required payroll taxes and income tax withholding due in connection with your exercise or shares of Common Stock with a fair market value (as confirmed by the Company) equal to the amount of any required payroll taxes and income tax withholding due in connection with your exercise, unless the Committee administering the SOI Holdings, Inc. 2005 Omnibus Plan specifically provides for such obligation to be satisfied in a different manner.
     I hereby exercise my right to purchase _________ Shares under the option granted to me pursuant to the Nonqualified Common Stock Option Agreement between myself and the Company, dated as of August 3, 2005. I am vested in my option as to the Shares being purchased hereunder. I have enclosed either (a) one or more certified checks covering both the exercise price of $_________ and the required payroll taxes and income tax withholding of $_________ (if applicable) or (b)  shares of Common Stock with a fair market value (as confirmed by the Company) equal to both the exercise price of $_________ and the required payroll taxes and income tax withholding of $_________ (if applicable). (Please contact the office of the Chief Executive Officer of the Company to determine the amount of any required payroll taxes and income tax withholding). I hereby represent that, to the best of my knowledge and belief, I am legally entitled to exercise this option. I hereby represent and warrant that I have signed and agreed to be bound by the Stockholders Agreement by and among the Company, Trumpet Investors L.P., a Delaware limited partnership, Trumpet SBIC Partners, L.P., a Delaware Limited partnership, Regions Bank, a bank chartered under the laws of

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the State of Alabama and the stockholders who are party thereto, as described in the Nonqualified Common Stock Option Agreement.

Signature:

Printed Name:

Social Security Number:

Date:

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